SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 30, 2007
Haights Cross Communications, Inc.

(Exact Name Of Registrant As Specified In Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

333-109381	13-4087398

(Commission File Number)	(I.R.S. Employer Identification No.)

10 New King Street, White Plains, New York	10604

(Address of Principal Executive Offices)	(Zip Code)
(914) 289-9400

(Registrant’s Telephone Number, Including Area Code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On August 30, 2007, the Compensation Committee (“Compensation Committee”) of the Board of Director of Haights Cross Communications, Inc. (“HCCI”) approved a $75,000 increase, effective August 24, 2007, to the annual retainer for the Chairman of the Board of Directors. The increase is effective immediately and increases the Chairman’s annual retainer to $105,000.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) On August 30, 2007, the Compensation Committee of HCCI approved a $50,000 increase, effective August 24, 2007, to the annual base salary of Paul J. Crecca, the Interim-President, Interim-Chief Executive Officer and Chief Financial Officer of HCCI. The increase is effective immediately and increases Mr. Crecca’s annual base salary to $410,000.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 6, 2007	HAIGHTS CROSS COMMUNICATIONS, INC.
	By:	/s/ Mark Kurtz
		Name:	Mark Kurtz
		Title:	Vice President, Finance and Accounting, and Chief Accounting Officer